EXHIBIT 10.1

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

Common Stock And Warrant Purchase Agreement (“Agreement”) dated as of July 31, 2006 by and between Adera Mines Limited, a Nevada corporation (the “Company”), and each purchaser identified on Schedule 1 hereto (each, including its successors and assigns, a “Purchaser” and collectively the “Purchasers”).

RECITAL

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act (as defined below), the Company desires to issue and sell to the Purchasers, and the Purchasers desire to purchase from the Company, up to 20,000,000 shares of Common Stock and Warrants to purchase up to 10,000,000 shares of Common Stock (such share numbers not including shares of Common Stock and Warrants that may be issued upon adjustment pursuant to Article VI hereof).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.

In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings indicated in this Section 1.1:

“Action” shall have the meaning ascribed to the term in Section 3.1(j).

“Additional Common Stock” shall have the meaning set forth in Section 6.1(i).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as the terms are used in and construed under Rule 144. With respect to the Purchasers, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as a Purchaser will be deemed to be an Affiliate of that Purchaser.

“Agreement” shall have the meaning ascribed to the term in the Preamble.

“Business Day” means any day except Saturday, Sunday and any day which shall be a federal or state legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” shall have the meaning ascribed to the term in Section 2.1(a).

“Closing Date” shall have the meaning ascribed to the term in Section 2.1(a).

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.00001, and any securities into which the common stock may hereafter be reclassified.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company” shall have the meaning ascribed to the term in the Preamble.

“Disclosure Schedules” means the Disclosure Schedules concurrently delivered herewith.

“Effective Date” means the date that the Registration Statement is first declared effective by the Commission.

“Environmental Laws” shall have the meaning ascribed to the term in Section 3.1(y).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exempt Issuances” shall have the meaning set forth in Section 6.4.

“GAAP” shall have the meaning ascribed to the term in Section 3.1(h).

“Governmental Authorizations” shall have the meaning ascribed to the term in Section 3.1(m).

“Hazardous Substances” shall have the meaning ascribed to the term in Section 3.1(y).

“Indemnified Party” shall have the meaning ascribed to the term in Section 5.3.

“Indemnifying Party” shall have the meaning ascribed to the term in Section 5.3.

“Intellectual Property” shall have the meaning ascribed to the term in Section 3.1(o).

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of the date of this Agreement, among the Company and the Purchasers, in the form of Exhibit A hereto.

“Lien” means a lien, charge, security interest, encumbrance, right of first refusal or other restriction, except for a lien for current taxes not yet due and payable and a minor imperfection of title, if any, not material in nature or amount and not materially detracting from the value or impairing the use of the property subject thereto or impairing the operations or proposed operations of the Company.

“Material Adverse Effect” shall have the meaning ascribed to the term in Section 3.1(b).

“Net Short Sale” shall have the meaning ascribed to such term in Section 4.13.

“Per Share Purchase Price” equals $0.30 subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement and prior to Closing.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Premises” shall have the meaning ascribed to the term in Section 3.1(y).

“Purchaser” shall have the meaning ascribed to the term in the Preamble.

“Registration Statement” means a registration statement meeting the requirements set forth in the Investor Rights Agreement and covering the resale by the Purchasers of the Shares and the Warrant Shares.

“Rights” shall have the meaning ascribed to the term in Section 3.1(o).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as the Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as the Rule.

“SEC Reports” shall have the meaning ascribed to the term in Section 3.1(h).

“Securities” means the Shares, the Warrants and the Warrant Shares (including, without limitation, shares of Common Stock and Warrants that may be issued upon adjustment pursuant to Article VI hereof).

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued to the Purchasers pursuant to this Agreement including, without limitation, shares of Common Stock that may be issued upon adjustment pursuant to Article VI hereof.

“Subscription Amount” means, as to each Purchaser, the amount set forth next to such Purchaser’s name on Schedule 1 hereto, in United States dollars and in immediately available funds.

“Subsidiary” means, with respect to any entity, any corporation or other organization of which securities or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions, are directly or indirectly owned by the entity or of which the entity is a partner or is, directly or indirectly, the beneficial owner of 50% or more of any class of equity securities or equivalent profit participation interests.

“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market, or (ii) in the event that the Common Stock is not listed or quoted as set forth in (i) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, the NASDAQ Capital Market or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

“Transaction Documents” means this Agreement, the Investor Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Warrants” means five year warrants to purchase Common Stock at an exercise price of $0.40 per share in the form of Exhibit B hereto.

“Warrant Shares” means the shares of Common Stock issued or issuable upon exercise of the Warrants.

ARTICLE II

PURCHASE AND SALE

2.1 Closing.

(a) The closing of the transactions contemplated under this Agreement (the “Closing”) will take place as promptly as practicable, but no later than five (5) Business Days following satisfaction or waiver of the conditions set forth in Sections 2.2 and 2.3 (other than those conditions which by their terms are not to be satisfied or waived until the Closing), at the offices of Richardson Patel LLP, 10900 Wilshire Blvd., Los Angeles, CA 90024 (or remotely via exchange of documents and signatures) or at the other place or day as may be mutually acceptable to the Purchasers and the Company. The date on which the Closing occurs is the “Closing Date”.

(b) On the Closing Date, each Purchaser shall purchase from the Company, severally and not jointly with the other Purchasers, and the Company shall issue and sell to each Purchaser (i) a number of Shares equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price as set forth on Schedule 1 (the “Share Amount”) and (ii) Warrants to purchase a number of shares of Common Stock equal to 50% of such Purchaser’s Share Amount,, provided, however, if any Warrants would result in the purchase of a fractional share, the number of shares covered by such Warrants will be rounded up to the nearest whole share. The aggregate number of Shares sold hereunder shall be up to 20,000,000 (excluding shares issuable upon exercise of the Warrants and shares of Common Stock and Warrants issuable upon adjustment pursuant to Article VI hereof).. The Subscription Amount paid by each Purchaser in the Closing together with all other closing deliverables shall be placed in escrow pending the Closing pursuant to a Closing Escrow Agreement among the Company, Vision Capital Advisors, LLC (“Vision”) and Richardson Patel LLP (the “Escrow Agent”), which agreement shall be in the form attached hereto as Exhibit C (the “Closing Escrow Agreement”).

2.2 Conditions to Obligations of Purchasers to Effect the Closing.

The obligation of the Purchasers to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Purchasers:

(a)    At the Closing (unless otherwise specified below) the Company shall deliver or cause to be delivered to each of the Purchasers the following:

(i)  this Agreement duly executed by the Company;

(ii)  one or more original certificates evidencing the aggregate number of Shares duly authorized, issued, fully paid and non-assessable, equal to such Purchaser’s Subscription Amount divided by the Per Share Purchase Price as set forth on Schedule 1, registered in the name of such Purchaser;

(iii)  one or more original certificates evidencing the Warrants, registered in the name of such Purchaser and as set forth on Schedule 1;

(iv)  the Investor Rights Agreement duly executed by the Company;

(v)  the Closing Escrow Agreement duly executed by the Company;

(vi)  A certificate of the Secretary of the Company (the “Secretary’s Certificate”), in form and substance satisfactory to the Purchasers, certifying as follows:

(A) that attached to the Secretary’s Certificate is a true and complete copy of the Certificate of Incorporation of the Company, as amended to the Closing Date;

(B) that attached to the Secretary’s Certificate is a true and complete copy of the Bylaws of the Company, as amended to the Closing Date;

(C) that attached to the Secretary’s Certificate are true and complete copies of the resolutions of the Board of Directors of the Company (the “Board of Directors”) authorizing the execution, delivery and performance of this Agreement and the other Transaction Documents, instruments and certificates required to be executed by it in connection herewith and approving the consummation of the transactions in the manner contemplated hereby and by the other Transaction Documents including, but not limited to, the authorization and issuance of the Shares, Warrants and Warrant Shares;
 (E) such other matters as the Purchasers may reasonably request;

(vii)  a legal opinion of Richardson Patel LLP, counsel to the Company in the form attached hereto as Exhibit D; and

(viii)  A certificate of good standing of the Company as of a recent date.

(b) All representations and warranties of the Company contained herein shall remain true and correct as of the Closing Date as though the representations and warranties were made on the Closing Date (except those representations and warranties that address matters only as of a particular date will remain true and correct as of the applicable date).

(c) Effective as of the Closing, Slavko Bebek and Maryna Bilynaska shall have duly resigned from the Board of Directors of the Company and from all offices of the Company held by them and the Company shall have provided written evidence, satisfactory to the Purchasers, of the effectiveness of such resignations; provided that the resignation of Ms. Bilynaska from the Board of Directors shall be effective as of the date that is 10 days following the filing and transmittal of the Rule 14f-1 Statement (as defined below). Notwithstanding the foregoing proviso, Ms. Bilynaska’s resignation from all offices of the Company shall be effective as of the Closing.

(d) Effective as of the Closing, Sydney L. Anderson, shall have been duly elected or appointed to the Board of Directors of the Company, Mr. Anderson, Mr. J. Stewart Asbury III and Mr. Clayton Woodrum, shall have been duly employed as Executive Director, President and Chief Financial Officer, respectively of the Company pursuant to executive employment agreements on terms and conditions satisfactory to the Purchasers and the Company shall have provided written evidence, satisfactory to the Purchasers, of the effectiveness of such appointments and employment.

(e) The Board of Directors of the Company shall have passed resolutions duly electing or appointing Kerry Stirton, Lain Drummond, Greg Nihon and William Moothart to the Board of Directors of the Company, which election or appointment shall be effective as of the date that is 10 days following the filing and transmittal of the Rule 14f-1 Statement.

(f) Each of Sydney L. Anderson, Stewart Asbury III, Clayton Woodrum, Francis Mailhot and [ ], together with any person or entity through which such persons beneficially own shares of the Company’s Common Stock, shall have entered into a lock-up agreement in the form attached as Exhibit E hereto, pursuant to which each such person shall have agreed not to sell securities of the Company until the registration statement filed pursuant to the Investor Rights Agreement has been effective for six months.

(g) The Company shall have presented to Vision and any other Purchaser requesting such document, a final draft of the financial statements and pro forma financial information required under Item 9.01 of Form 8-K with respect to Chatsworth Data Corporation, a California corporation (“Chatsworth”) and such Current Report on Form 8-K (the “Chatsworth 8-K”) shall be in compliance with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and such financial statements shall not differ materially from the financial statements of Chatsworth provided to the Purchasers.

(h) As of the Closing Date, there shall have been no Material Adverse Effect with respect to the Company since the date hereof.

(i) From the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to the Closing).

2.3. Conditions to Obligations of the Company to Effect the Closing.

(a) The obligations of the Company to effect the Closing and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, by the Company. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Purchaser;

(ii) such Purchaser’s Subscription Amount by wire transfer to the Company pursuant to the Closing Escrow Agreement; and

(iii) the Investor Rights Agreement duly executed by such Purchaser.

(b) All representations and warranties of the Purchasers contained herein shall remain true and correct as of the Closing Date as though the representations and warranties were made on the Closing Date.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.

Except as set forth under the corresponding section of the Disclosure Schedules delivered concurrently herewith, the Company hereby makes the following representations and warranties as of the date hereof and as of the Closing Date to each Purchaser. The Company hereby acknowledges and agrees that the following representations and warranties are made regarding the Company and its Subsidiaries as constituted immediately following the consummation of the Chatsworth Acquisition (as defined below).

(a)  Subsidiaries. Except as listed in Schedule 3.1(a), the Company has no direct or indirect Subsidiaries.

(b)  Organization and Qualification. Each of the Company and the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes the qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or result in (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the business or financial condition of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company's ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)  Authorization; Enforceability. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection therewith. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

(d)  No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except, in the cases of clause (ii), where the conflict, default or violation would not have or result in a Material Adverse Effect.

(e)  Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (a) the filing with the Commission of the Registration Statement, the application(s) to each Trading Market for the listing of the Shares and Warrant Shares for trading thereon in the time and manner required thereby, Form D and applicable Blue Sky filings and (b) as have already been obtained or exemptive filings as are required to be made under applicable securities laws.

(f)  Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens, other than any Liens created by or imposed on the holders thereof through no action of the Company. The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to this Agreement and the Warrants.

(g)  Capitalization.

(i) Including shares issued in connection with the acquisition of all of the capital stock of Chatsworth, the entire authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, 19,250,000 of which are issued and outstanding. All shares of the Company’s issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Company from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company. All taxes required to be paid by the Company in connection with the issuance and any transfers of the Company’s capital stock have been paid. All securities of the Company have been issued in all material respects in accordance with the provisions of all applicable securities and other laws.

(ii) No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g) and as a result of the purchase and sale of the Securities and except for employee and director stock options under the Company's equity compensation plans and outstanding warrants to purchase shares of Common Stock described in the Chatsworth 8-K, there are no outstanding options, warrants, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The issue and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any Company securities.

(h) SEC Reports; Financial Statements; Liabilities.

(i) The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) of the Exchange Act, for the 12 months preceding the date hereof (the foregoing materials, including the exhibits thereto and including, without limitation, the Chatsworth 8-K, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of the time of filing and has filed all SEC Reports prior to the expiration of any extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the Commission promulgated thereunder, as applicable, and none of the SEC Reports, as of their respective filing dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

 (ii) The financial statements of the Company included in the SEC Reports comply with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. These financial statements have been prepared in accordance with generally accepted accounting principles in the United States, applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in the financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, subject to normal year-end audit adjustments. These financial statements fairly present in all material respects the financial position of the Company and its consolidated subsidiaries, if any, as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(iii) Except as set forth in the SEC Reports, and except for liabilities and obligations incurred in the ordinary course of business, consistent with past practice, as of the date hereof: (i) the Company and its Subsidiaries do not have any material liabilities or obligations (absolute, accrued, contingent or otherwise) and (ii) there has not been any aspect of the prior or current conduct of the business of the Company or its Subsidiaries which may form the basis for any material claim by any third party which if asserted could result in a Material Adverse Effect.

(i)  Material Changes. Except for the termination of business relating to the mine exploration business immediately prior to the Closing and the amendment to its bylaws included in the Chatsworth 8-K, since December 31, 2005, the Company has conducted its business only in the ordinary course, consistent with past practice, and there has not occurred:

(i) any event that could have a Material Adverse Effect on the Company or any of its Subsidiaries;

(ii) any amendments or changes in the charter documents of the Company and its Subsidiaries;

(iii) any damage, destruction or loss, whether or not covered by insurance, that would, individually or in the aggregate, have or would be reasonably likely to have, a Material Adverse Effect on the Company and its Subsidiaries;

(iv) any:

(A) incurrence, assumption or guarantee by the Company or its Subsidiaries of any debt for borrowed money other than (i) equipment leases made in the ordinary course of business, consistent with past practice and (ii) any incurrence, assumption or guarantee with respect to an amount of $25,000 or less that has been disclosed in the SEC Reports;

(B) issuance or sale of any securities convertible into or exchangeable for securities of the Company other than to directors, employees and consultants as disclosed in the Chatsworth 8-K.

(C) issuance or sale of options or other rights to acquire from the Company or its Subsidiaries, directly or indirectly, securities of the Company or any securities convertible into or exchangeable for any of the foregoing securities, other than options issued to directors, employees and consultants as disclosed in the Chatsworth 8-K.

(D) issuance or sale of any stock, bond or other corporate security other than to directors, employees and consultants pursuant to existing equity compensation or stock purchase plans of the Company and as disclosed in the Chatsworth 8-K.

(E) discharge or satisfaction of any material Lien;

(F) declaration or making any payment or distribution to stockholders or purchase or redemption of any share of its capital stock or other security other than to directors, officers and employees of the Company or its Subsidiaries as compensation for services rendered to the Company or its Subsidiary (as applicable) or for reimbursement of expenses incurred on behalf of the Company or its Subsidiary (as applicable);

(G) sale, assignment or transfer of any of its intangible assets except in the ordinary course of business, consistent with past practice, or cancellation of any debt or claim except in the ordinary course of business, consistent with past practice;

(H) waiver of any right of substantial value whether or not in the ordinary course of business;

(I) material change in officer compensation, except in the ordinary course of business and consistent with past practice; or

(J) other commitment (contingent or otherwise) to do any of the foregoing.

(v) any creation, sufferance or assumption by the Company or any of its Subsidiaries of any Lien on any asset or any making of any loan, advance or capital contribution to or investment in any Person, in an aggregate amount which exceeds $25,000 outstanding at any time;

(vi) any entry into, amendment of, relinquishment, termination or non-renewal by the Company or its Subsidiaries of any material contract, license, lease, transaction, commitment or other right or obligation, other than in the ordinary course of business, consistent with past practice; or

(vii) any transfer or grant of a right with respect to the patents, trademarks, trade names, service marks, trade secrets, copyrights or other intellectual property rights owned or licensed by the Company or its Subsidiaries, except as among the Company and its Subsidiaries.

(j)  Litigation. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities. Except as disclosed in the SEC Reports, there is no Action that could, if there were an unfavorable decision, have or result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor, to the knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. To the knowledge of the Company, there has not been and there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)  Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which could have or result in a Material Adverse Effect.

(l)  Compliance. Neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not the default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business, except in the case of clauses (i) and (iii) as would not have or reasonably be expected to result in a Material Adverse Effect.

(m)  Licenses; Compliance With Regulatory Requirements.  The Company holds all material authorizations, consents, approvals, franchises, licenses and permits required under applicable law or regulation for the operation of the business of the Company and its Subsidiaries as presently operated (the “Governmental Authorizations”). All the Governmental Authorizations have been duly issued or obtained and are in full force and effect, and the Company and its Subsidiaries are in material compliance with the terms of all the Governmental Authorizations. The Company and its Subsidiaries have not engaged in any activity that, to their knowledge, would cause revocation or suspension of any of the Governmental Authorizations. The Company has no knowledge of any facts which could reasonably be expected to cause the Company to believe that the Governmental Authorizations will not be renewed by the appropriate governmental authorities in the ordinary course. Neither the execution, delivery nor performance of this Agreement shall adversely affect the status of any of the Governmental Authorizations.

(n)  Title to Assets. The Company and the Subsidiaries do not own any real property, and have good and marketable title to all personal property owned by them that is material to the business of the Company and the Subsidiaries, taken as a whole, in each case free and clear of all Liens, except those, if any, reflected in the Company’s financial statements. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases (subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies) with which the Company and the Subsidiaries are in material compliance.

(o) Intellectual Property.

(i) The Company or a Subsidiary thereof has the right to use or is the sole and exclusive owner of all right, title and interest in and to all foreign and domestic patents, patent rights, trademarks, service marks, trade names, brands and copyrights (whether or not registered and, if applicable, including pending applications for registration) owned, used or controlled by the Company and its Subsidiaries (collectively, the “Rights”) and in and to each material invention, software, trade secret, technology, product, composition, formula and method of process used by the Company or its Subsidiaries (the Rights and the other items, the “Intellectual Property”), and, to the Company’s knowledge, has the right to use the same, free and clear of any claim or conflict with the rights of others;

(ii) other than as set forth in the SEC Reports, no material royalties or fees (license or otherwise) are payable by the Company or its Subsidiaries to any Person by reason of the ownership or use of any of the Intellectual Property;

(iii) there have been no claims made against the Company or its Subsidiaries asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and, to the best of the Company’s knowledge, there are no reasonable grounds for any of the foregoing claims;

(iv) neither the Company nor its Subsidiaries have made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of the Company’s knowledge, no reasonable grounds for the foregoing claims exist; and

(v) neither the Company nor its Subsidiaries have received notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property.

(p) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against the losses and risks and in the amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. All of the insurance policies of the Company and its Subsidiaries are in full force and effect and are valid and enforceable in accordance with their terms, and the Company and its Subsidiaries have complied with all material terms and conditions thereof. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when the coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(q) Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or employee or, to the knowledge of the Company, any entity in which any officer, director, or any employee has a substantial interest or is an officer, director, trustee or partner, other than (a) for payment of salary or consulting fees for services rendered, (b) reimbursement for expenses incurred on behalf of the Company and (c) for other employee benefits, including stock option agreements and other stock awards under any equity compensation plan of the Company.

(r)  Internal Accounting Controls. The Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient in the judgment of the Company’s management to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the Company and designed the disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities, particularly during the period in which the Company's Form 10-K or 10-Q, as the case may be, is being prepared.

(s)  Certain Fees. Except as set forth on Schedule 3.1(s), no brokerage or finder's fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement. The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

(t)  Private Placement; Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of the Securities Act and would as a result require registration under the Securities Act or trigger any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

(u)  Charter, Bylaws and Corporate Records. The minute books of the Company and its Subsidiaries contain in all material respects complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and stockholders of the Company and its Subsidiaries from the date of incorporation of each entity to the date hereof. All material corporate decisions and actions have been validly made or taken. All corporate books, including without limitation the share transfer register, comply in all material respects with applicable laws and regulations and have been regularly updated.

(v)  Registration Rights. Except as set forth in Schedule 3.1(v), no Person has any right to cause the Company to effect the registration under the Securities Act of any securities of the Company.

(w)  Listing and Maintenance Requirements. The Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of the Trading Market. The Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all applicable listing and maintenance requirements.

(x) Taxes. All tax returns and tax reports required to be filed with respect to the income, operations, business or assets of the Company and its Subsidiaries have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which the returns and reports are required to be filed, and all of the foregoing as filed are, in all material respects, correct and complete and, in all material respects, reflect accurately all liability for taxes of the Company and its Subsidiaries for the periods to which the returns relate, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, withholding, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by the Company and its Subsidiaries or relating to or chargeable against any of its material assets, revenues or income or relating to any employee, independent contractor, creditor, stockholder or other third party through the Closing Date, were fully collected and paid by the applicable date if due by the applicable date or provided for by adequate reserves in the financial statements contained in the SEC Reports (other than taxes accruing after the date) and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves, whether or not any taxes were reported or reflected in any tax returns or filings. No taxation authority has sought to audit the records of the Company or any of its Subsidiaries for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to the taxation authority, or for the Company’s or any of its Subsidiaries’ alleged failure to provide any tax returns, reports or related information and disclosure. No material claims or deficiencies have been asserted against or inquiries raised with the Company or any of its Subsidiaries with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied, including claims that, or inquiries whether, the Company or any of its Subsidiaries has not filed a tax return that it was required to file, and, to the best of the Company’s knowledge, there exists no reasonable basis for the making of any claims or inquiries. Neither the Company nor any of its Subsidiaries has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

(y) Environmental Matters. None of the premises or any properties owned, occupied or leased by the Company or its Subsidiaries (the “Premises”) has been used by the Company or the Subsidiaries or, to the Company’s knowledge, by any other Person, to manufacture, treat, store, or dispose of any substance that has been designated to be a “hazardous substance” under applicable Environmental Laws (hereinafter defined) (“Hazardous Substances”) in violation of any applicable Environmental Laws. To its knowledge, the Company has not disposed of, discharged, emitted or released any Hazardous Substances which would require, under applicable Environmental Laws, remediation, investigation or similar response activity. No Hazardous Substances are present as a result of the actions of the Company or, to the Company’s knowledge, any other Person, in, on or under the Premises which would give rise to any liability or clean-up obligations of the Company under applicable Environmental Laws. The Company and, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law, are in compliance with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions in effect on the date of this Agreement relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of any Hazardous Substance (the “Environmental Laws”). Neither the Company nor, to the Company’s knowledge, any other Person for whose conduct it may be responsible pursuant to an agreement or by operation of law has received any written complaint, notice, order, or citation of any actual, threatened or alleged noncompliance with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Company’s knowledge, threatened against the Company or, to the Company’s knowledge, any Person with respect to any violation or alleged violation of the Environmental Laws, and, to the knowledge of the Company, there is no basis for the institution of any proceeding, suit or investigation.

(z) Chatsworth. The Company has deposited into escrow a fully-executed Stock Acquisition Agreement and related agreements with respect to the acquisition of all of the issued and outstanding capital stock of Chatsworth concurrent with the effective time of the Closing hereunder (the “Chatsworth Acquisition”). The Company had the requisite corporate power and authority to consummate the Chatsworth Acquisition. The Chatsworth Acquisition will be consummated with the funds invested by the Purchasers hereunder. There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company or its Subsidiaries, threatened against the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which adversely affects or challenges the legality, validity or enforceability of the Chatsworth Acquisition or any agreement or contract entered into in connection therewith.

(aa)  Disclosure. The Company confirms that neither the Company nor any other Person acting on its behalf and at the direction of the Company, has provided any Purchaser or its agents or counsel with any information that in the Company’s reasonable judgment, at the time the information was furnished, constitutes material, non-public information. The Company understands and confirms that the Purchasers will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, furnished by or on behalf of the Company are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
Each Purchaser acknowledges and agrees that the Company does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Agreement and the Disclosure Schedules hereto and in the other Transaction Documents.

3.2  Representations and Warranties of the Purchasers.

Each Purchaser hereby, for itself and for no other Purchaser, represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a)  Organization; Authority; Enforceability. The Purchaser (if other than a natural person) is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Purchaser of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or similar action on the part of the Purchaser. Each Transaction Document to which it is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and rules of law governing specific performance, injunctive relief, or other equitable remedies.

(b)  General Solicitation. The Purchaser is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(c)  No Public Sale or Distribution. The Purchaser is acquiring the Shares and Warrants for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided, however, that by making the representations herein, the Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Purchaser is acquiring the Securities hereunder in the ordinary course of its business. The Purchaser does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities.

(d)  Accredited Investor Status. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e)  Reliance on Exemptions. The Purchaser understands that the Shares and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of the exemptions and the eligibility of the Purchaser to acquire the Common Stock and Warrants.

(f)  Information. The Purchaser and its advisors, if any, have been furnished with all publicly available materials relating to the business, finances and operations of the Company and the other publicly available materials relating to the offer and sale of the Shares and Warrants as have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither the inquiries nor any other due diligence investigations conducted by the Purchaser or its advisors, if any, or its representatives shall modify, amend or affect the Purchaser's right to rely on the Company's representations and warranties contained herein. The Purchaser understands that its investment in the Shares and Warrants involves a high degree of risk.

 (g)  No Governmental Review. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares and Warrants or the fairness or suitability of the investment in the Shares and Warrants, nor have these authorities passed upon or endorsed the merits of the offering of the Shares and Warrants.

(h)  Experience of The Purchaser. The Purchaser, either alone or together with its representatives, has the knowledge, sophistication and experience in business and financial matters, including investing in companies engaged in the business in which the Company is engaged, so as to be capable of evaluating the merits and risks of the prospective investment in the Shares and Warrants, and has so evaluated the merits and risks of the investment. The Purchaser is able to bear the economic risk of an investment in the Shares and Warrants and, at the present time, is able to afford a complete loss of its investment.

The Company acknowledges and agrees that the Purchaser does not make or has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2 and in Section 4.13.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer Restrictions.

(a) The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Securities other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Purchaser (who is an accredited investor and executes a customary representation letter) or in connection with a pledge as contemplated in Section 4.1(b), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that the transfer does not require registration of the transferred Securities under the Securities Act, provided, however, that in the case of a transfer pursuant to Rule 144, no opinion shall be required if the transferor provides the Company with a customary seller’s representation letter, and if the sale is not pursuant to subsection (k) of Rule 144, a customary broker’s representation letter and a Form 144.  Any transferee that agrees in writing to be bound by the terms of this Agreement and the Investor Rights Agreement shall have the rights of a Purchaser under this Agreement and the Investor Rights Agreement. Except as required by federal securities laws and the securities law of any state or other jurisdiction within the United States, the Securities may be transferred, in whole or in part, by a Purchaser at any time. The Company shall reissue certificates evidencing the Securities upon surrender of certificates evidencing the Securities being transferred in accordance with this Section 4.1(a).

(b) Each Purchaser agrees to the imprinting, so long as is required by this Section 4.1(b), of a legend on any of the Securities in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO THIS EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

The Company acknowledges and agrees that each Purchaser may from time to time pledge pursuant to a bona fide margin agreement with a registered broker-dealer or grant a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act and, if required under the terms of the arrangement, each Purchaser may transfer pledged or secured Securities to the pledgees or secured parties. The a pledge or transfer would not be subject to approval of the Company and no legal opinion of legal counsel of the pledgee, secured party or pledgor shall be required in connection therewith; provided, however, that the Purchaser shall provide the Company with the documentation as is reasonably requested by the Company to ensure that the pledge is pursuant to a bona fide margin agreement with a registered broker-dealer or a security interest in some or all of the Securities to a financial institution that is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Company will execute and deliver the documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) under the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of selling stockholders thereunder.

(c) Certificates evidencing the Shares and Warrant Shares shall not contain any legend (including the legend set forth in Section 4.1(b)), (i) following any sale of the Shares or Warrant Shares pursuant to Rule 144, or (ii) if the Shares or Warrant Shares are eligible for sale under Rule 144(k), or (iii) if the legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the Staff of the Commission). The Company shall cause its counsel to issue a legal opinion to the Company's transfer agent promptly upon the occurrence of any of the events in clauses (i), (ii) or (iii) above to effect the removal of the legend hereunder and shall also cause its counsel to issue a “blanket” legal opinion to the Company's transfer agent promptly after the Effective Date, if required by the Company's transfer agent, to allow sales pursuant to an effective Registration Statement. The Company agrees that at the time as the legend is no longer required under this Section 4.1(c), it will, no later than three Trading Days following the delivery by the Purchaser to the Company or the Company's transfer agent of a certificate representing Shares or Warrant Shares, as the case may be, issued with a restrictive legend, deliver or cause to be delivered to the Purchaser a certificate representing the Securities that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

(d) Each Purchaser agrees that the removal of the restrictive legend from certificates representing Securities as set forth in this Section 4.1 is predicated upon the Company's reliance on, and such Purchaser’s agreement that it will not sell any Securities except pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom.

4.2  Furnishing of Information.

As long as any Purchaser owns Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. Upon the request of any holder of Securities, the Company shall deliver to the holder a written certification of a duly authorized officer as to whether it has complied with the preceding sentence. As long as any Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to each Purchaser and make publicly available in accordance with Rule 144(c), the information as is required for the Purchaser to sell the Securities under Rule 144. The Company further covenants that it will take further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable the Person to sell the Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3 Integration.

The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Purchasers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market.

4.4 Publicity.

The Company shall, within four Business Days following the Closing Date, file a Current Report on Form 8-K, disclosing the transactions contemplated hereby and make the other filings and notices in the manner and time required by the Commission.

4.5 Shareholders Rights Plan.

No claim will be made or enforced by the Company or any other Person that a Purchaser is an “acquiring person” under any shareholders rights plan or similar plan or arrangement in effect or hereafter adopted by the Company, or that the Purchaser could be deemed to trigger the provisions of any the plan or arrangement, by virtue of receiving Securities under the Transaction Documents or under any other agreement between the Company and the Purchaser.

4.6 Non-Public Information.

The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Purchaser shall have executed a written agreement regarding the confidentiality and use of the information. The Company understands and confirms that the Purchasers shall be relying on the foregoing covenant and representations in effecting transactions in securities of the Company.

4.7 Use of Proceeds.

The Company covenants and agrees that the proceeds from the sale of the Common Stock and Warrants shall be used by the Company to consummate the Chatsworth Acquisition (including payment of fees and expenses related thereto) and the excess shall be used for working capital purposes.

4.8 Reservation of Common Stock.

As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Shares pursuant to this Agreement and Warrant Shares pursuant to the Warrants.

4.10 Listing of Common Stock.

The Company hereby agrees to use commercially reasonable efforts to maintain the listing of the Common Stock on any applicable Trading Market, and agrees, as soon as reasonably practicable following the Closing to list the applicable Shares and Warrant Shares on any applicable Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will include in the application the Shares and the Warrant Shares, and will take any other action as is necessary to cause the Shares and Warrant Shares to be listed on the other Trading Market as promptly as possible.

4.11 Business Operations. For as long as any Purchaser holds Securities, the Company shall comply with the following covenants:

(a) Insurance. The Company and its Subsidiaries shall maintain insurance policies so that the representations contained in the first sentence of Section 3.1(p) hereof continue to be true and correct and shall, from time to time upon the written request of any Purchaser, promptly furnish or cause to be furnished to the Purchaser evidence, in form and substance reasonably satisfactory to the Purchaser, of the maintenance of all insurance maintained by it.

(b) Corporate Existence; Licenses. The Company shall preserve and maintain and cause its Subsidiaries to preserve and maintain their corporate existence and good standing in the jurisdiction of their incorporation and the rights, privileges and franchises of the Company and its Subsidiaries (except, in each case, in the event of a merger or consolidation in which the Company or its Subsidiaries, as applicable, is not the surviving entity) in each case where the failure to so preserve or maintain could have a Material Adverse Effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole. The Company shall, and shall cause its Subsidiaries to, maintain at all times all material licenses or permits necessary to the conduct of its business and as required by any governmental agency or instrumentality thereof.

(c) Taxes and Claims. The Company and its Subsidiaries shall duly pay and discharge (a) all taxes, assessments and governmental charges upon or against the Company or its properties or assets prior to the date on which penalties attach thereto, unless and to the extent that the taxes are being diligently contested in good faith and by appropriate proceedings, and appropriate reserves therefor have been established, and (b) all lawful claims, whether for labor, materials, supplies, services or anything else which might or could, if unpaid, become a lien or charge upon the properties or assets of the Company or its Subsidiaries, unless and to the extent only that the same are being contested in good faith and by appropriate proceedings and appropriate reserves therefor have been established.

(d) Affiliate Transactions. Except as disclosed in the Chatsworth 8-K and for transactions approved by a majority of the disinterested members of the board of directors of the Company, neither the Company nor any of its Subsidiaries shall enter into any transaction with any (i) director, officer, employee or holder of more than 5% of the outstanding capital stock of any class or series of capital stock of the Company or any of its Subsidiaries, (ii) member of the immediate family of any such person, or (iii) corporation, partnership, trust or other entity in which any such person, or member of the immediate family of any such person, is a director, officer, trustee, partner or holder of more than 5% of the outstanding capital stock thereof.

4.12 Securities Law Compliance.

(a) Securities Act. The Company shall timely prepare and file with the Securities and Exchange Commission the form of notice of the sale of securities pursuant to the requirements of Regulation D regarding the sale of the Common Stock and Warrants under this Agreement.

(b) State Securities Law Compliance -- Sale. The Company shall timely prepare and file the applications, consents to service of process (but not including a general consent to service of process) and similar documents and take the other steps and perform the further acts as shall be required by the state securities law requirements of the jurisdiction where each Purchaser resides with respect to the sale of the Common Stock and Warrants under this Agreement.

(c) State Securities Law Compliance --Resale. Beginning no later than 30 days following the Closing Date and continuing until either (i) the Purchasers have sold all of their Shares and Warrant Shares under a registration statement pursuant to the Investor Rights Agreement or (ii) the Common Stock becomes a “covered security” under Section 18(b)(1)(A) of the Securities Act, the Company shall use its best efforts to maintain within either Moody’s Industrial Manual or Standard and Poor’s Standard Corporation Descriptions (or any successors to these manuals which are similarly qualified as “recognized securities manuals” under state Blue Sky laws) an updated listing containing (i) the names of the officers and directors of the Company, (ii) a balance sheet of the Company as of a date that is at no time older than eighteen months and (iii) a profit and loss statement of the Company for either the preceding fiscal year or the most recent year of operations.

 4.13 Net Short Sales by Purchasers. Each Purchaser represents that it has not, and agrees that it shall not make any Net Short Sale of the Company’s Common Stock for the period beginning on the fifteenth (15th) day prior to the date of this Agreement and ending on the date that is two (2) years following the Effective Date. For purposes of this Agreement, a “Net Short Sale” by any Purchaser shall mean a sale of Common Stock by such Purchaser that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by such Purchaser, where an “equivalent offsetting long position” includes all shares of Common Stock held by such Purchaser and all underlying shares of Common Stock which are issuable upon conversion, exercise or exchange of convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for shares of Common Stock.

4.14 Rule 14f-1 Statement. The Company shall, promptly, but in no case later than 10 days following the Closing Date, duly file with the Commission and transmit to the Company’s shareholders an information statement in accordance with Exchange Act Rule 14f-1 and other applicable laws, rules and regulations (the “Rule 14f-1 Statement”). Such Rule 14f-1 Statement shall contain all of the information required to permit the resignation of Ms. Bilynaska from the Board of Directors to become effective 10 days following the date of filing and transmittal thereof.

ARTICLE V

INDEMNIFICATION, TERMINATION AND DAMAGES

5.1 Survival of Representations.

Except as otherwise provided herein, the representations and warranties of the Company and each of the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing Date and shall continue in full force and effect for a period of two (2) years from the Closing Date; provided, however, that the Company’s warranties and representations under Sections 3.1(a) (Subsidiaries), 3.1(g) (Capitalization), 3,1(x) (Taxes) and 3.1(y) (Environmental Matters) shall survive the Closing Date and continue in full force and effect until the expiration of all applicable statutes of limitation. The Company’s and each of the Purchaser’s warranties and representations shall in no way be affected or diminished in any way by any investigation of (or failure to investigate) the subject matter thereof made by or on behalf of the Company or any Purchaser.

5.2 Indemnification.

(a) The Company agrees to indemnify and hold harmless each Purchaser, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (i) any breach or default in the performance by the Company of any covenant or agreement made by the Company in this Agreement or in any of the Transaction Documents; (ii) any breach of warranty or representation made by the Company in this Agreement or in any of the Transaction Documents; and/or (iii) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing.

 (b) Each Purchaser, severally and not jointly with the other Purchasers, agrees to indemnify and hold harmless the Company, its Affiliates, each of their officers, directors, employees and agents and their respective successors and assigns, from and against any losses, damages, or expenses which are caused by or arise out of (A) any breach or default in the performance by such Purchaser of any covenant or agreement made by the Purchaser in this Agreement or in any of the Transaction Documents; (B) any breach of warranty or representation made by the Purchaser in this Agreement or in any of the Transaction Documents; and (C) any and all third party actions, suits, proceedings, claims, demands, judgments, costs and expenses (including reasonable legal fees and expenses) incident to any of the foregoing; provided, however, that any Purchaser’s liability under this Section 5.2(b) shall not exceed the Subscription Amount paid by the Purchaser hereunder.

5.3 Indemnity Procedure.

A party or parties hereto agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the “Indemnifying Party” and the other party or parties claiming indemnity is referred to as the “Indemnified Party”. An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement within sixty (60) Business Days of the receipt of any written claim from any such third party, but not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give the notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are materially prejudiced.

The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of the claim by giving written notice to the Indemnified Party at least fifteen (15) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes the election, it may conduct the defense of the claim through counsel of its choosing (subject to the Indemnified Party’s approval of the counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of the defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle the claim without prior notice to and consultation with the Indemnified Party, and no settlement involving any equitable relief or which might have an adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any the claim in good faith, the Indemnified Party may pay or settle the claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party, unless the named parties to any proceeding include both parties or representation of both parties by the same counsel would be inappropriate in the reasonable opinion of the Indemnified Party, due to conflicts of interest or otherwise. If the Indemnifying Party does not make the election, or having made the election does not, in the reasonable opinion of the Indemnified Party proceed diligently to defend the claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle the claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to the claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of the claim. The parties agree to cooperate in defending the third party claims and the Indemnified Party shall provide cooperation and access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

With regard to claims of third parties for which indemnification is payable hereunder, the indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period, or if earlier, five (5) days prior to the date that the judgment creditor has the right to execute the judgment; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, the indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party.

ARTICLE VI

ANTI-DILUTION

6.1 Issuance of Additional Shares of Common Stock.

(i) If the Company shall issue or sell, on or prior to the first anniversary of the Closing Date, any additional shares of Common Stock (“Additional Common Stock”), other than in an Exempt Issuance (as defined below), in exchange for consideration in an amount per additional share of Common Stock less than the Per Share Purchase Price at the time the additional shares of Common Stock are issued or sold, then:

(A) the Per Share Purchase Price immediately prior to such issue or sale shall be reduced to equal the sale price of such Additional Common Stock; and

(B) each Purchaser shall receive for no additional consideration a number of shares of Common Stock determined as follows:

(1) multiplying the Per Share Purchase Price in effect immediately prior to such issue or sale by the number of shares of Common Stock purchased by such Purchaser pursuant to this Agreement and

(2) dividing the product thereof by the Per Share Purchase Price resulting from the adjustment made pursuant to clause (A) of this Section 6.1(i) and

(3) subtracting from such amount the number of shares of Common Stock purchased by such Purchaser pursuant to this Agreement.

(ii) No adjustment of the number of shares of Common Stock acquirable hereunder shall be made under paragraph 6.1(i) upon the issuance of any additional shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such convertible securities (or upon the issuance of any warrant or other rights therefor) pursuant to Section 6.2.

(iii) For avoidance of doubt, the computations provided in this Section 6.1 shall not impact, retroactively or otherwise, the consideration already paid by a Purchaser for the Shares. The Per Share Purchase Price adjustment is made solely to calculate the number of additional shares of Common Stock to be issued pursuant to this Section 6.1.

6.2. Issuance of Common Stock Equivalents. If the Company shall issue or sell, on or prior to the second anniversary of the Closing Date, any Common Stock Equivalents, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the effective price per share for which Common Stock is issuable upon the exercise, exchange or conversion of such Common Stock Equivalents shall be less than the Per Share Purchase Price in effect immediately prior to the time of such issue or sale, then the number of additional shares of Common Stock to be issued and the Per Share Purchase Price shall be adjusted as provided in Section 6.1 on the basis that the maximum number of additional shares of Common Stock issuable pursuant to all such Common Stock Equivalents shall be deemed to have been issued and outstanding and the Company shall have received all of the consideration payable therefor, if any, as of the date of the actual issuance of such Common Stock Equivalents. No further adjustments shall be made under this Section 6.2 upon the actual issue of such Common Stock upon the exercise, conversion or exchange of such Common Stock Equivalents.

6.3. Other Provisions Applicable to Adjustments. The following provisions shall be applicable to the making of adjustments provided for in Article VI:

(a) When Adjustments to Be Made. The adjustments required by Article VI shall be made whenever and as often as any specified event requiring an adjustment shall occur.

(b) Fractional Interests. In computing adjustments under this Article VI, fractional interests in Common Stock shall be rounded up or down to the nearest whole share.

6.4 Exempt Issuances. “Exempt Issuances” means the issuance of: (A) Common Stock upon the exercise of the Warrants, (B) Common Stock in connection with an adjustment pursuant this Article VI of the Purchase Agreement, (C) Common Stock upon the exercise of any warrants or options outstanding as of the effective time of the Closing, (D) Common Stock (at issuance or exercise prices at or above fair market value), stock awards or options under, or the exercise of any options granted pursuant to, any stock-based compensation plans of the Company approved by the Board of Directors of the Company, (E) securities to financial institutions in connection with commercial credit arrangements, equipment financings, service agreements or similar transactions approved by the Board of Directors of the Company and the primary purpose of which is not equity financing, (F) securities or rights to acquire securities in connection with strategic collaborations, development agreements, joint ventures or licensing transactions, the terms of which are approved by the Board of Directors of the Company, (G) Common Stock pursuant to a stock split, combination or subdivision of the outstanding shares of Common Stock, or (H) securities issued in connection with services provided to the Company.

ARTICLE VII

MISCELLANEOUS

7.1 Fees and Expenses.

The Company shall be responsible for the payment of the Purchasers’ reasonable and documented legal fees and other third-party expenses relating to the preparation, negotiation and execution of this Agreement and the Transaction Documents and the consummation of the transactions contemplated herein up to $20,000 or such greater amount as may be agreed in writing by the Company.

7.2 Entire Agreement.

The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to the matters, which the parties acknowledge have been merged into the documents, exhibits and schedules.

7.3 Notices.

Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number specified on the signature pages attached hereto prior to 5:00 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if the notice or communication is delivered via facsimile at the facsimile number on the signature pages attached hereto on a day that is not a Trading Day or later than 5:00 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom the notice is required to be given. The address for the notices and communications shall be as follows:

If to the Purchasers, at each Purchaser’s address set forth under its name on Schedule 1 attached hereto and if to the Company, addressed to:

Adera Mines Limited
20710 Lassen Street
Chatsworth, CA 91311
Attention: Chief Financial Officer
Facsimile No.: 818-341-3002

Copy to:

Richardson Patel LLP
10900 Wilshire Blvd.
Los Angeles, CA 90024
Attention: Mark Abdou, Esq.
Facsimile No.: 310-208-1154

 or to the other address or addresses or facsimile number or numbers as any the party may most recently have designated in writing to the other parties hereto by proper notice. Copies of notices to any Purchaser shall be sent to the copy addresses, if any, listed on Schedule 1 attached hereto.

7.4 Amendments; Waivers.

No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Purchasers or, in the case of a waiver, by the party against whom enforcement of the waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any right.

7.5 Construction.

The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Any references herein to “dollars” or use herein of the symbol “$” shall refer to the currency of the United States of America.

7.6 Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Purchaser. The Purchasers may assign any or all of its rights under this Agreement to any Person, provided the transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the Purchaser.

7.7 No Third-Party Beneficiaries.

This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Article V.

7.8 Governing Law.

All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

7.9  Jurisdiction; Venue; Service of Process

This Agreement shall be subject to the exclusive jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, New York, and further irrevocably waive any claim that any suit, action or proceeding brought in Federal District Court, Southern District of New York and if such court does not have proper jurisdiction, the State Courts of New York County, New York has been brought in an inconvenient forum. Each of the parties hereto consents to process being served in any such suit, action or proceeding, by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 6.9 shall affect or limit any right to serve process in any other manner permitted by law.

7.10  Execution.

This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, the signature shall create a valid and binding obligation of the party executing (or on whose behalf the signature is executed) with the same force and effect as if the facsimile signature page were an original thereof.

7.11  Severability.

If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate the substitute provision in this Agreement.

7.12 Replacement of Securities.

If any certificate or instrument evidencing any Shares or Warrant Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of the loss, theft or destruction and customary and reasonable indemnity, if requested by the Company.

7.13  Remedies.

In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchasers and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any obligation the defense that a remedy at law would be adequate.

7.14 Payment Set Aside.

To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or any Purchaser enforces or exercises its rights thereunder, and the payment or payments or the proceeds of the enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any restoration the obligation or part thereof originally intended to be satisfied shall, to the extent permissible under applicable law, be revived and continued in full force and effect as if the payment had not been made or the enforcement or setoff had not occurred.

7.15 Waiver of Trial by Jury.

THE PARTIES HERETO IRREVOCABLY WAIVE TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.16 Further Assurances.

Each party agrees to cooperate fully with the other party and to execute any further instruments, documents and agreements and to give any further written assurances as may be reasonably requested by any other party to better evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, and further agrees to take promptly, or cause to be taken, all actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings, and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

 7.17 Independent Nature of Purchasers' Obligations and Rights.

The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Document. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents. For reasons of administrative convenience only, Purchasers and their respective counsel have chosen to communicate with the Company through Wiggin and Dana LLP, but such counsel does not represent any of the Purchasers in this transaction other than Vision Opportunity Master Fund, Ltd. The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by the Purchasers.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ADERA MINES LIMITED

By:

Name: J. Stewart Asbury III
Title: President

PURCHASERS:

Print Exact Name:________________________________

By:____________________________________________
Name:
Title:

Address:________________________________________
_______________________________________________
_______________________________________________
Telephone:______________________________________
Facsimile:_______________________________________
Email:__________________________________________
SSN/EIN:_______________________________________
Amount of Investment:$___________________________

[Omnibus Adera Mines Limited Common Stock and Warrant Purchase Agreement Signature Page]

Schedule 1
to Common Stock and Warrant Purchase Agreement
Adera Mines Limited

Purchasers and Shares of Common Stock and Warrants

Name, Address and Fax Number of Purchaser	Copies of Notices to	Shares of Common Stock Purchased	Common Stock Underlying Warrants	Purchase Price
J. Stewart Asbury III 12170 Brookmill Point Alpharetta, GA 30004	J. Stewart Asbury III	100,000	50,000	$25,000
Murdock Capital Partners Corp. 520 Madison Ave. 40th Floor New York, NY 10022 Fax: (212) 421-4460	Luis Mejia	400,000	200,000	$100,000
Murdock Opportunity Fund, L.P. 520 Madison Ave. 40th Floor New York, NY 10022 Fax: (212) 421-4460	Luis Mejia	200,000	100,000	$50,000
John H. Kunath 436 Morris Mundelein, IL 60060 Fax: (847) 566-3420	John H. Kunath	140,000	70,000	$35,000
Vintage Filings, LLC 150 West 4th Street 6th Floor New York, NY 10036 Fax: (212) 730-4306	Seth Farbman	100,000	50,000	$25,000
MPFV, LLC 34 Gateway Drive Great Neck, NY 11021 Fax: (516) 706-4150	Andrew Feldschreiber	240,000	120,000	$60,000
FHFV, LLC 34 Gateway Drive Great Neck, NY 11021 Fax: (516) 706-4150	Andrew Feldschreiber	60,000	30,000	$15,000
David Charles Young P.O. Box 107 Waconia, MN 55387 Fax: (952) 657-2773	David Charles Young	100,000	50,000	$25,000
Sound Capital 2600 Island Boulevard Suite 1806 Aventury, FL 33160 Fax: (305) 466-7940	Richard Chancis	240,000	120,000	$60,000

Name, Address and Fax Number of Purchaser	Copies of Notices to	Shares of Common Stock Purchased	Common Stock Underlying Warrants	Purchase Price
Caramat, Ltd. New Moon House P.O. Box Nassau, Bahamas Fax: (242) 324-1402	Gregory Nihon	2,000,000	1,000,000	$500,000
Nite Capital 100 East Cook Ave. Suite 201 Libertyville, IL 60048 Fax: (847) 968-2648	Keith Goodman	1,200,000	600,000	$300,000
Clayton E. Woodrum 321 S. Boston #200 Tulsa, OK 74103 Fax: (918) 582-4716	Clayton E. Woodrum	120,000	60,000	$30,000
Ashcrete Research & Development, LLC 3215 E. 73rd Place Tulsa, OK 74136 Fax: (918) 582-4716	Thomas Scriminger	1,200,000	600,000	$300,000
Iroquois Master Fund 641 Lexington Ave. 26th Floor New York, NY 10022 Fax: (212) 207-3542	Joshua Silverman	800,000	400,000	$200,000
Vision Opportunity Master Fund, Ltd. 20 West 55th St. 5th Floor New York, NY 10019 Fax: (212) 867-1416	Adam Benowitz	11,600,000	5,800,000	$2,900,000
McCorkell Investment Company, LLC 2690 So. Terwilleger Tulsa, OK 74114 Fax: (918) 747-1862	Don L. McCorkell	1,000,000	500,000	$250,000
Whalehaven Capital Fund Limited 3rd Floor, 14 Par-La-Ville Road P.O. Box HM 1027 Hamilton, HMDX Bermuda Fax: (441) 295-5262	Evan Schemenauer	2,000,000	1,000,000	$500,000
Steven W. Lefkowitz 53 7th Avenue Brooklyn, NY 11217 Fax: (212) 925-8760	Steven W. Lefkowitz	400,000	200,000	$100,000
Ginger Juhl 6513 S. Heritage Place E Centennial, CO 80111 Fax: (720) 206-0124	Ginger Juhl	100,000	50,000	$25,000
Totals:		22,000,000	11,000,000	$5,500,000